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                                                                      Exhibit 21



                        SUBSIDIARIES OF TETRA TECH, INC.


HSI GeoTrans, Inc., a Virginia corporation
Tetra Tech EM Inc., a Delaware corporation
KCM, Inc., a Washington corporation
Tetra Tech Technical Services, Inc., a Delaware corporation
SCM Consultants, Inc., a Washington corporation
Whalen & Company, Inc., a Delaware corporation
Whalen Service Corps Inc., a Delaware corporation
Tetra Tech NUS, Inc. a Delaware corporation
McNamee, Porter & Seeley, Inc., a Delaware corporation
Tetra Tech Canada Ltd., a Province of Ontario, Canada corporation (dba Sentrex
    Communications Company)
IWA Services, Inc., a California corporation
MFG, Inc., a Delaware corporation
Collins/Pina Consulting Engineers, Inc., an Arizona corporation
D.E.A. Construction Company, a Colorado corporation
BAHA Communications, Inc., a Nevada corporation
Utilities & C. C., Inc., a California corporation
ASL Consultants, Inc., a California corporation
Cosentini Associates, Inc., a New York corporation
PDR Engineers, Inc., a Delaware corporation
Evergreen Utility Contractors, Inc., a Washington corporation
Gig Harbor Construction, Inc., a Delaware corporation

All of such subsidiaries, other than Tetra Tech Canada Ltd., are wholly-owned by Tetra Tech, Inc.